UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 29, 2004

AIMSI TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

Advanced Integrated Management Services, Inc.
(Former Name of Registrant)

Commission File No.: 0-30685

Utah	87-0305395
(State of Incorporation)	(I.R.S. Employer Identification No.)

702 South Illinois Avenue, Suite 203, Oak Ridge, TN	37830
(Address Of Principal Executive Offices)	(ZIP Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 271-2118

TABLE OF CONTENTS

Page
ITEM 2.01 COMPLETION OF ACQUISITION OF ASSET	3
ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD	23
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	23
SIGNATURES

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS Back to Table of Contents

Description of Business of Acquired Asset

Some of the statements contained in this current report of AIMSI Technologies Inc., (hereinafter the "Company", "AIMSI", "We" or the "Registrant"  discuss future expectations, contain projections of our operations or financial condition or state other forward-looking information. On May 14, 2004, AIMSI  f/k/a Advanced Integrated Management Services, Inc., and which was a privately held Tennessee corporation, entered into a share exchange agreement with Carmina Technologies, Inc., a public company reporting under the Exchange Act. At the date of the share exchange agreement, Reginald Hall, our CEO, president and chairman, and who was then the sole shareholder of Advanced Integrated Management Services, became the control shareholder of the Registrant, was appointed to our board and assumed his executive positions with the Registrant, whose name was changed to Advanced Integrated Management Services, Inc. from Carmina Technologies, Inc. On June 27, 2004, we entered into a subsequent agreement with AIMSI Technologies, LLC, a privately held Tennessee limited liability corporation, of which Mr. Hall was a principal shareholder. On October 22, 2004, our name was changed to AIMSI Technologies Inc.

Forward-Looking Statements and Associated Risks

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this current report on Form 8-K that are not historical facts (including without limitation statements to the effect that we "believe," "expect," "anticipate," "plan," "intend," "foresee," or other similar expressions) are forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or operations. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions. They are subject to change based upon various factors, including but not limited to the risks and uncertainties mentioned under subheading "Risk Factors" and those factors summarized below:

- cyclical changes in demand for our services;
- development efforts for our new product is dependent upon factors outside our control;
- backlog for our service contracts is not indicative of future revenues.
- our Nuclear Engineering Services, and Construction Trades Labor and Materials Services for contracts or projects may encounter difficulties that may result in additional costs to us, reductions in revenues or the payment of actual and/or liquidated damages.
- the dollar amount of our backlog is not necessarily indicative of our future earnings;
- our nuclear engineering services, environmental waste services and construction services for hazardous facilities on contracts or projects may encounter difficulties that may result in additional costs to us, reductions in revenues or the payment of actual and/or liquidated damages;
- actual results could differ from the estimates and assumptions that we us to prepare our financial statements;
- we are currently the subject of a formal investigation by the SEC;
- we are currently the subject of an inquiry by the U.S. District Court for the Eastern District of Tennessee;
- we may be named in various class action shareholder lawsuits and shareholder derivative lawsuits;
- we are and will continue to be involved in litigation;
- the nature of our contracts could adversely affect us;
- we are subject to the risks associated with being a government contractor;
- loss of our SBA 8(a) certification could adversely affect our ability to receive certain contracts;
- our failure to meet schedule or performance requirements of our contracts could adversely affect us;
- our dependence on subcontractors and equipment manufacturers could adversely affect us;
- our results of operations depend on the award of new contracts and the timing of the performance of these contracts;
- our environmental waste management services may subject us to potential contractual and operational costs and liabilities;
- limitation or expiration of the Price-Anderson Act's indemnification authority could adversely affect our business;
- environmental factors and changes in laws and regulations could increase our costs and liabilities and affect the demand for our services;
- our dependence on one or a few significant customers could adversely affect us;
- if we experience delays and/or defaults in customer payments, we could be unable to recover all expenditures;
- our contracts or projects expose us to potential professional liability, product liability, warranty and other potential claims;
- we face substantial competition;
- adverse events could negatively affect our liquidity position;
- our failure to attract and retain qualified personnel, including key officers, could have an adverse effect on us;
- market prices of our equity securities have changed significantly and could change further;
- we may experience adverse impacts on our results of operations as a result of adopting new accounting standards or interpretations;
- terrorist actions have and could continue to negatively impact the U.S. economy and the markets in which we operate.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. For a more detailed discussion of the foregoing risks and uncertainties, see "Risk Factors".

Corporate Information

All of our reports and filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are made available, free of charge, through the SEC website located at http://www.sec.com, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, and current reports on Form 8-K, and any amendments to these reports. These reports are available through that website as soon as reasonably practicable after we electronically file with, or furnish such material to the SEC. In addition, the public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room and the SEC's Internet website by calling the SEC at 1-800-SEC-0330.

General

We are a provider of comprehensive services including consulting, nuclear engineering, radiochemistry, construction crafts labor and materials, and facilities management services to the nuclear and environmental industries, specifically to governmental customers. The Company was founded in 1994 and has expanded through internal growth. Our fiscal 2003 revenues were approximately $17.6 million and our backlog at December 31, 2004 was approximately $7.5 million. We are headquartered in Oak Ridge, Tennessee with offices in Paducah, KY, Denver, CO and New Orleans, LA and have project operations throughout the U.S. We employ approximately 200 people.

Nuclear Engineering Services

A significant portion of future environmental expenditures of the Department of Defense ("DOD") and Department of Energy ("DOE") will be directed to cleaning up hundreds of military facilities and to restoring former nuclear facilities. The DOD has stated there is a need to ensure that the hazardous wastes present at these sites, often located near population centers, do not pose a threat to the surrounding population. Further, in connection with the closure of many military bases, there are economic incentives and benefits resulting from environmental restoration designed to enable these sites to be developed commercially by the private sector. The DOE has recognized the need to stabilize former nuclear facilities and to clean up areas contaminated with hazardous waste.

Construction Crafts Labor and Materials

Our services related to providing construction crafts labor and materials for nuclear facilities are principally to government customers. We provide union skilled labor and materials on a time and materials basis.

Our Business Strategy

Our business strategy is to utilize our skills and capabilities as an integrated services provider to capitalize on business opportunities in markets and geographic regions, including nuclear engineering management. The Federal Government ranks as the largest buyer of services in the world. We believe that the breadth of technical expertise and experience, along with our 10 years of government contracting experience, offers the platform to expand our participation within the markets we operate in. We intend to execute this strategy by pursuing the following opportunities:

Opportunities in Our Nuclear Engineering Management Business

The United States has approximately 100 operating nuclear facilities and/or plants that continue to require engineering and maintenance services to support operations and improve performance. In addition to supporting operations and improving performance, plant restarts and new plant construction provide opportunities for further expansion. Plant restarts are currently taking place in the U.S. and we expect that new plant construction will occur in the U.S. in the future although we cannot predict the level of new plant construction or our ability to generate new contracts. During fiscal 2004 essentially all of our contracts were derived from government agencies.

We provide nuclear engineering management services at facilities operated by the Department of Energy ("DOE"), which represents a large market and remains large despite the fact that federal funds available to perform engineering and maintenance services of nuclear complexes have been decreasing. We are therefore seeing fewer opportunities in this market and those contracts and projects. During the past two years, we have experienced higher business risk and more restrictive terms and conditions in connection with contracts and projects from the DOE. We intend to selectively bid on future work and target those contracts and projects that we hope will offer us a more favorable bidding environment. In general, we have experienced that the DOE significantly increased small business subcontracting. We were certified to participate in the Small Business initiatives with our SBA 8(a) approval, which certification expired in June, 2004. Loss of the 8(a) designation adversely affects our ability to compete for some contracts as bidding guidelines require that preference in awarding new contracts be given to minority contractors. We will continue to pursue contracts and projects within the nuclear engineering management market and compete based on our reputation and relationships developed during our ten-year experience.

Maintain and Enhance a Diversified Revenue Base

We intend to continue our efforts to maintain and expand our diversity in markets in which we offer our services. We believe this diversity has helped us and will help us to minimize our dependence on any particular market or any individual customer, minimize the impact of short-term market volatility and should enable us to more accurately anticipate future revenues. Our presence in our services markets allows us to focus our resources on those areas experiencing growth. In addition, we intend to allocate our resources efficiently within our markets. Our nuclear engineering, environmental waste and construction management services provide recurring revenues due to established customer-contracts. However, a significant portion of our revenue is generated from services provided to various U.S. Government agencies. Essentially all our revenues were derived from U.S. Government agencies.. Our plan to enter into the market for technology products detecting radiological, chemical and biological hazardous materials we believe, will provide us with further diversification, providing us with additional sources of revenues. To date, we have not generated revenues from our new ALARM ("Automatic Large Area Remote Mapper") detection product.

Types Of Contracts

Essentially all of our contract work is performed under time and materials or cost plus fee arrangements. We believe time and materials and cost plus fee contracts reduce our exposure to unanticipated and unrecoverable cost overruns.

Our Government contracts also typically have annual funding limitations and are limited by public sector budgeting constraints. Government contracts may be terminated at the discretion of the government agency with payment of compensation only for work performed and commitments made at the time of termination. Many of these contracts are multi-year agreements. These programs provide estimates of a maximum amount the agency expects to spend. We work closely with our customers, whether as primary contractor or as a subcontractor, to define the scope and amount of work required. Although these contracts do not initially provide us with any specific amount of work, as projects are defined, the work may be awarded to us without further competitive bidding. In addition, in our work as a subcontractor, we may be awarded a contract without any competitive bidding.

U.S. government contracts generally are subject to; oversight audits by government representatives, profit and cost controls and limitations, and to provisions permitting modification or termination, in whole or in part, without prior notice, at the government's convenience. Government contracts are subject to specific regulations and the failure to comply with such regulations and requirements could lead to suspension or debarment, for cause, from future government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various statutes, including those related to employment practices, the protection of the environment, the accuracy of records and the recording of costs.

Maintaining Focus on Contract Structures

Our strategy is to continue to focus on cost-reimbursable contracts in which our contractual loss exposure is limited to our gross profit. These contracts often contain incentive/sharing/penalty provisions for performance, cost control, and delivery of services. We intend to continue our contracting practices to minimize our risk of contractual losses. As of December 31, 2004, all of our contracts included in our backlog are cost-reimbursable contracts.

Material Contracts

Our most significant contract is to provide construction crafts labor and materials to the Spallation Neutron Project in Oak Ridge, Tennessee. That contract is for a term extending until 2008 and the total contract exceeds $18 million. To date the Company has generated approximately $13.5 million on this contract. We currently have about twenty contracts. Pursuant to another contract, we provide personnel with high level security clearances to serve as escorts to accompany visitors to secure installations related to nuclear projects.

In connection with the development of our ALARM units, the Registrant entered into a distribution agreement with China Global Distribution Corp. on July 14, 2004. Pursuant to this agreement, China Global became the exclusive distributor for the ALARM product in Asia, except Japan. China Global agreed to purchase not less than 15,000 ALARM units over a term of 5 years, at a verbally agreed price of not less that $15,000 per unit. China Global is not obliged to purchase the ALARM units until field testing of the units by China Global has been completed. In connection with this agreement, the Registrant issued to China Global 5,000,000 restricted shares of common stock in exchange for a $1,000,000 promissory note payable to the Registrant in the event China Global does not purchase the 15,000 units over the five year period. The Registrant is required to issue an additional 10,000,000 restricted shares to China Global upon the completion of the sale of the first 15,000 units. The Registrant learned that China Global will only be able to fund the purchase orders from the Registrant if it receives pre-paid purchase orders from third party customers. The Registrant believes that without such pre-paid purchase orders, China Global does not have the financial resources to acquire any significant number of ALARM units from the Registrant. As a result, there can be no assurance that the Registrant will generate significant revenues from the distribution agreement with China Global, if any, nor can there be any assurance that China Global will have the resources to honor its $1,000,000 note to the Company.

Continue To Form Alliances

We intend to continue our efforts to enter into partnerships and alliances. We also believe that we will continue to benefit from our relationships with the Oak Ridge National Laboratory Mentor Protege Program. Our relationships should enhance our ability to obtain future contracts for projects. We continue to pursue these alliances in an attempt to increase our market share within our existing markets and assist us in entering into new markets. We will also continue to look to expand our operations where we see the potential for attractive and profitable business opportunities.

Customers and Marketing

Our customers are principally governmental agencies. We conduct our marketing efforts principally with an in-house sales force

Materials and Suppliers

To fulfill our contractual obligation, we often rely on third party equipment manufacturers and subcontractors to complete our projects. We are not substantially dependent on any individual third party to support these operations; however, we are subject to possible cost escalations based on inflation and other market price fluctuations. Our nuclear engineering services do not usually require providing any materials.

Our principal materials for our construction craft labor and materials contracts for nuclear facilities are general construction materials, readily available from from a number of producers and distributors. The market for most of those materials is competitive, and we believe that our relationships with suppliers are strong. Certain types of raw materials, however, are available from only one or a few specialized suppliers. Our inability to obtain materials from these suppliers could jeopardize our ability to timely complete a project or realize a profit.

We purchase materials directly from manufacturers or third party resellers. If a manufacturer is unable to deliver the materials according to the negotiated terms, we may be required to purchase the materials from another source at a higher price. We may keep certain items in stock at our warehouse and at facilities we work on. We obtain more specialized materials from suppliers when required for a contract or project, which could adversely affect our business.

Our newly developed ALARM units are being built based on our specifications by a contract electronics manufacturer. We believe that the manufacturer of these units has sufficient production capacity to meet our anticipated demand.

Patents, Trademarks And Licenses and Other Intellectual Property

We have entered into an exclusive license agreement with the University of Alabama, Huntsville. The term of the license agreement is for a period of eighteen years. The patent application 10/441934 filed May 20, 2003 underlying the license agreement covers a method, system and computer program for collecting and storing radiation and position data. In addition, we have entered into an agreement with Georgia Tech Applied Research Corporation for the enhancement of sensor technologies for detecting chemical and biological agents for incorporation into our ALARM units.

The license agreement with the University of Alabama provides for royalties ranging from five percent and declining to two percent of sales in excess of $500,000 The agreement with Georgia Tech Applied Research Corporation (GTARC) provides for the payment by the Company of actual costs incurred by GTARC.

Competition

The markets in which we operate and provide our services are highly competitive and, for the most part, require substantial resources and highly skilled and experienced technical personnel. A large number of regional, national and international companies are competing in the markets we serve, and certain of these competitors have greater financial and other resources. Further, we are a recent entrant into certain areas of these businesses, and certain competitors possess substantially greater experience, market knowledge and customer relationships.

In pursuing contracts and projects, we experience significant competition in the domestic markets. We believe that we have earned an excellent reputation. We compete based on our reputation and business relationships developed over the last ten years.

Employees

At December 31, 2004, we had 199 full-time employees and approximately 110 of these employees were represented by nine labor unions pursuant to collective bargaining agreements. We also employ union labor from time to time on a contract or project-specific basis. We believe current relationships with our employees (including those represented by unions) are satisfactory. We are not aware of any circumstances that are likely to result in a work stoppage at any of our facilities.

At December 31, 2004, approximately 158 of our employees worked in the Oak Ridge, TN area, 19 employees in Paducah, KY, 20 employees in Denver, CO and 1 employee in New Orleans, LA.

Environmental Laws and Regulations

We are subject to environmental laws and regulations, including those concerning emissions into the air, discharges into waterways, generation, storage, handling, treatment and disposal of hazardous materials and wastes and health and safety.

The environmental, health and safety laws and regulations to which we are subject are frequently changing, and it is impossible to predict the effect of such laws and regulations on us in the future. We believe we are in substantial compliance with all applicable environmental, health and safety laws and regulations. To date, our costs with respect to environmental compliance have not been material, and we have not incurred any material environmental liability. However, we cannot assure you that we will not incur material environmental costs or liabilities in the future. For more information on the impact of environment regulation upon our businesses, see "Risk Factors" below.

Risk Factors

Investing in our common stock will provide an investor with an equity ownership interest. Shareholders will be subject to risks inherent in our business. The performance of our shares will reflect the performance of our business relative to, among other things, general economic and industry conditions, market conditions and competition. The value of the investment may increase or decrease and could result in a loss. An investor should carefully consider the following factors as well as other information contained in this current report on Form 8-K, including disclosure under subheading "Legal Proceedings", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the "Summary of Significant Accounting Policies" in our Notes to Financial Statements, before deciding to invest in shares of our common stock.

This current report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, including the risk factors described below and the other factors described elsewhere in this Form 8-K.

Demand for our services is cyclical and vulnerable to downturns in the markets in which we offer our services.

The demand for our services depends on conditions in the nuclear engineering market. We are particularly dependent on demand for our services from federal and state governmental agencies, which are the primary contractors for our services. The market we operate in has historically been, and will likely continue to be, cyclical in nature and vulnerable to general economic downturns and specifically a decrease in federal and state spending.

Our results of operations have varied and may continue to vary depending on the demand for our services in the markets we operate in.

Development efforts for our new product are dependent upon factors outside of our control, and upon successful completion of development and market acceptance.

We have devoted significant financial and other resources to the development of our new Automatic Large Area Remote Mapper or "ALARM" unit, which combines global positioning (GPS) technology, mapping technology, detection capabilities and real time communication technology. The technology for our ALARM unit has been licensed to us by the University of Alabama, Huntsville. We are dependent upon the ability of the manufacturer of these units to successfully complete manufacturing of the units in a timely manner, with the features that are required, in order for us to be able to commercially exploit our license.

The ALARM unit design has been completed with radiation detection capability having been field-tested. We believe that enhanced versions of the units capable of detecting chemical and biological agents, will be available within several months and we have entered into an agreement with the Georgia Tech Applied Research Corporation to incorporate the enhancements into our ALARM units. While our intended market includes US military and other government agencies, any such orders will require testing by and certification by official laboratories. To date we have not generated any revenues from the sales of our ALARM units and no assurance can be made that we will generate revenues in the future.

There is no assurance that approval of testing results and official certification will be secured for sale of our units in the United States, which we believe is the largest market for our ALARM product. Any delay in completion of development and manufacture, and certification of the ALARM units by the various US agencies may materially adversely affect the Company and its future prospects.

If the ALARM units do not receive U. S. governmental approval and certification, we will be dependent upon foreign sales in order to generate revenues from these units. We have announced a distribution agreement with China Global Distribution Corp. for the distribution and sale of the ALARM units. That agreement requires that the units be successfully completed and field-tested. There can be no assurance that such testing will be completed, or that if completed, will satisfy the requirements of the purchasing authorities. Further, we may be required to obtain approval by US governmental agencies in order to sell our units in foreign countries.

There is a pending investigation by the US Securities and Exchange Commission regarding the accuracy of the Company's public disclosure regarding its distribution agreement with China Global Distribution Corp. The resolution of this investigation could have a material adverse effect on us and result in:

- increased review and scrutiny of us by regulatory authorities;
- civil or injunctive proceedings; and
- possible payment of fines and penalties.

While we are cooperating with both investigations and proceedings, there can be no assurance regarding the outcome of such actions, both of which could materially adversely affect the Company.

Backlog for our service contracts is not indicative of future revenues.

The dollar amount of our backlog, as stated at any given time, is not necessarily indicative of our future earnings.

As of December 31, 2004, our backlog for our services business was approximately $7.5 million. There can be no assurance that the revenues projected in our backlog will be realized or, if realized, will result in profits. Further, contract or project terminations, suspensions or adjustments in scope may occur with respect to contracts reflected in our backlog.

Reductions in backlog due to cancellation by a customer or for other reasons may adversely affect our revenues and profits. In the event of contract or project cancellation, we may be reimbursed for certain costs but typically have no contractual right to the total revenues reflected in our backlog. In addition, contracts or projects may remain in our backlog for extended periods of time. If we were to experience significant cancellations or delays of projects in our backlog, our financial condition could be significantly adversely affected.

We define backlog as a "working backlog" which includes projects for which we have received a commitment from our customers. In certain instances our engagement is for a particular contract or project for which we estimate anticipated revenue, often based on engineering and design specifications that have not been finalized and may be revised over time. There can be no assurance that our customers will complete all of their projects or that the projects will be performed in the currently anticipated time-frame.

Our Nuclear Engineering Services, and Construction Trades Labor and Materials Services for contracts or projects may encounter difficulties that may result in additional costs to us, reductions in revenues or the payment of actual and/or liquidated damages.

Our contracts and projects generally involve complex design, engineering and construction. Many of our contracts and projects involve design, engineering and construction phases that may occur over extended time periods, often in excess of two years. We may encounter difficulties in the design or engineering, equipment and supply delivery, schedule changes, and other factors, some of which are beyond our control, that may impact our ability to complete the contract or project in accordance with the original schedule. In addition, we may also rely on third-party equipment manufacturers as well as third-party subcontractors to assist us with the completion of the contracts or projects. In come cases, the equipment we purchase for a project or that is provided to us by the customer may not perform as expected, and these performance failures may result in delays in completion of the project, or additional costs to us or the customer to complete the project. Any delay by subcontractors in completing their portion of the project, or any failure by a subcontractor to satisfactorily complete its portion of the project, and other factors beyond our control may result in delays in the overall progress of the contract or project or may cause us to incur additional costs, or both. While we may recover these additional costs from the responsible vendor, subcontractor or other third-party, we may not be able to recover all of these costs in all circumstances. There can be no assurance that we will recover any additional costs incurred as a result of such contract or project completion delays. Recovery of these amounts is dependent upon our negotiations, arbitration and litigation with the customers, subcontractors, vendors and equipment manufacturers.

In addition, certain contracts may require that our customers provide us with design or engineering information or with equipment or materials to be used on the project. In some cases, the customer may provide us with deficient design or engineering information or equipment, design or engineering information that is subject to modification, or may provide the information or equipment to us later than required by the project schedule. The customer may also determine, after commencement of the project, to change various elements of the project. We generally negotiate with the customer with respect to the amount of additional time required and the compensation to be paid to us. However, not all contracts with governmental agencies provide for renegotiations or additional consideration.

Most of our contracts are cost-reimbursable and our financial loss exposure on cost-reimbursable contracts is generally limited, although it is possible that the loss provisions or adjustments to the contract resulting from future changes in our estimates or contract penalty provisions could be significant and could result in losses. In certain circumstances it is possible that such adjustments could be material to our operating results.

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements.

To prepare financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions, as of the date of the financial statements, which affect the reported values of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include:

- contract costs and profits and revenue recognition of contract claims;
- provisions for uncollectible receivables and customer claims and recoveries of costs from subcontractors, vendors and others;
- provisions for income taxes and related valuation allowances;
- recoverability of other intangibles and related estimated lives;
- accruals for estimated liabilities, including litigation and insurance reserves.

We are currently the subject of a formal investigation by the SEC.

On December 1, 2004 we were notified by the staff of the Securities and Exchange Commission (SEC) that the staff is conducting a formal investigation relating of the Company and the accuracy of public disclosure regarding accuracy of the Company's public announcements and press releases, specifically related to its distribution agreement with China Global Distribution Corp. As a result of this investigation, the SEC temporarily suspended trading in our common stock on December 15, 2004 through December 29, 2004. The resolution of this investigation could have a material adverse effect on us and result in:

- increased review and scrutiny of us by regulatory authorities;
- civil or injunctive proceedings; and
- possible payment of fines and penalties.
- impairment of our ability to raise additional financing required for the development of our technology

We cannot provide any guarantees as to the outcome of the SEC investigation. See disclosure under subheading "Legal Proceedings" below.

We are currently the subject of an inquiry by the U.S. District Court for the Eastern District of Tennessee.

In June 2003, we received a subpoena to produce records and testimony to the U.S. District Court for the Eastern District of Tennessee regarding costs and pricing under contracts with the Federal Government. We have complied with all requests for information and are cooperating with the investigators to bring the matter to resolution. We believe that the investigation was prompted by a complaint from a former employee. We believe the assertions are without merit and expect no material adverse financial impact. We cannot provide any guarantees as to the outcome of this formal inquiry. See disclosure under subheading "Legal Proceedings".

We may be named in various class action shareholder lawsuits and shareholder derivative lawsuits.

The Company, our officers and directors may be named as defendants in various class action shareholder lawsuits and shareholder derivative lawsuits, whether as a result of the SEC investigation, the suspension of trading in our securities, or other reasons. A discussion of these potential lawsuits appears under subheading "Legal Proceedings" below. Although it is not possible at this early stage to predict if any actions will be taken, an adverse result in any of these lawsuits could have a material adverse effect on us.

We are and will continue to be involved in litigation.

We have been, and may, from time to time, be named as a defendant in legal actions claiming damages in connection with engineering and construction projects and other matters. These are typically actions that arise in the normal course of business, including employment-related claims and contractual disputes or claims for personal injury or property damage which occurs in connection with services performed relating to contracts. Our contractual disputes normally involve claims relating to the performance of equipment, design or other engineering services or project construction services provided by us. To date, we have been able to obtain liability insurance for the operation of our business. However, if we sustain damages that materially exceed our insurance coverage or that are not insured, there could be a material adverse effect on our liquidity, which could impair our operations.

The nature of our contracts could adversely affect us.

We enter into contractual agreements with certain customers based on agreed upon reimbursable costs and labor rates. Some of these contracts provide for the customer's review of the accounting and cost control systems to verify the completeness and accuracy of the reimbursable costs invoiced. These reviews could result in reductions in reimbursable costs and labor rates previously billed to the customer.

Many of our contracts require us to satisfy specified design, engineering, or construction milestones in order to receive payment for the work completed. As a result, under these types of arrangements, we may incur significant costs or perform significant amounts of services prior to receipt of payment. If the customer determines not to proceed with the completion of the contract or project or if the customer defaults on its payment obligations, we may face difficulties in collecting payment of amounts due to us for the costs previously incurred or for the amounts previously expended.

We are subject to the risks associated with being a government contractor.

We are a provider of services to governmental agencies and therefore are exposed to risks associated with government contracting, including reductions in government spending, canceled or delayed appropriations specific to our contracts or projects, heightened competition and modified or terminated contracts. For example, most of our government contracts are awarded through a regulated competitive bidding process. Some government contracts are awarded to multiple competitors, which increases overall competition and pricing pressure and may require us to make sustained post-award efforts to realize revenues under these government contracts. Legislatures typically appropriate funds for a given program on a year-by-year basis, even though contract performance may take more than one year and are not always guaranteed. As a result, at the beginning of a contract or project, the related contract or project may be only partially funded, and additional funding is normally committed only as appropriations are made in each subsequent year. These appropriations, and the timing of payment of appropriated amounts, may be influenced by, among other things, the state of the economy, competing political priorities, curtailments in the use of government contracting firms, budget constraints, the timing and amount of tax receipts and the overall level of government expenditures. If legislative appropriations are not made in subsequent years of a multiple-year contract, we will not realize all of our potential revenues and profits from that contract. A reduction in spending by federal government agencies could also limit our ability to obtain additional contracts, which could have a material adverse effect on our business.

In addition, government customers typically can terminate or modify any of their contracts with us at their convenience, and some of these government contracts are subject to renewal or extension annually. If a government customer terminates a contract or fails to renew or extend a contract, our backlog may be reduced or we may incur a loss, either of which could impair our financial condition and operating results. For the year ended December 31, 2004, essentially all of our revenue was generated from or through U.S. governmental agencies.

A termination due to our unsatisfactory performance could expose us to liability and have a material adverse effect on our ability to compete for future contracts and orders. In cases where the prime contract under which we are a subcontractor could be terminated, regardless of the quality of our services as a subcontractor or our relationship with the relevant government agency. Our government customers can also reduce the value of existing contracts or issue modifications to a contract.

As a result of our government contracting business, we have been, are and will be in the future, the subject of audits and/or cost reviews by the governmental audit agency or by other contracting agencies. Additionally, we have been and may in the future be the subject of investigations by governmental agencies. See the risk factors "We are currently the subject of a formal investigation by the SEC" and "We are currently the subject of an inquiry by the U.S. District Court for the Eastern District of Tennessee" above.

During the course of an audit, a governmental auditor may disallow costs if it determines that we improperly accounted for such costs in a manner inconsistent with Cost Accounting Standards or regulatory and contractual requirements. Under the type of cost-reimbursable government contracts that we typically perform, only those costs that are reasonable, allocable and allowable are recoverable under the Federal Acquisition Regulation and Cost Accounting Standards.

In addition, our failure to comply with the terms of one or more of our government contracts, other government agreements, or government regulations and statutes could result in our being suspended or barred from future government contract projects for a significant period of time and possible civil or criminal fines and penalties of applicable regulations and statutes and the risk of public scrutiny of our performance at high profile sites. This could materially adversely affect our business.

Our loss of the SBA 8(a) certification could adversely affect our ability to receive certain contracts.

We were certified to participate in the Small Business initiatives with our SBA 8(a) approval, which certification expired in June, 2004. Loss of the 8(a) designation adversely affects our ability to compete for some contracts as bidding guidelines require that preference in awarding new contracts be given to minority contractors. We will continue to pursue contracts and projects within the nuclear engineering management market and compete based on our reputation and relationships developed during our ten-year experience but our inability to pursue 8(a) contracts has and may be expected to continue to negatively impact our results of operations.

Our failure to meet schedule or performance requirements of our contracts could adversely affect us.

In certain circumstances, we guarantee completion of our services, with a scheduled acceptance date or achievement of certain acceptance and performance testing levels. Failure to meet any such schedule or performance requirements could result in additional costs, and the amount of such additional costs could exceed projected profit margins. Performance problems for existing and future contracts could cause actual results of operations to differ materially from those anticipated by us and could cause us to suffer damage to our reputation within our industry and our customer base.

Our dependence on subcontractors and equipment manufacturers could adversely affect us.

We may rely on third-party equipment manufacturers as well as third-party subcontractors to complete our contract or projects related to nuclear engineering management, environmental waste management and construction management of hazardous facilities services. To the extent that we cannot engage subcontractors or acquire equipment or materials, our ability to complete a contract or project in a timely fashion or at a profit may be impaired. If the amount we are required to pay for these goods and services exceeds the amount we have estimated in bidding, we could experience losses in the performance of these contracts. In addition, if a subcontractor or a manufacturer is unable to deliver its services, equipment or materials according to the negotiated terms for any reason, including the deterioration of its financial condition, we may be required to purchase the services, equipment or materials from another source at a higher price. This may reduce the profit to be realized or result in a loss on a contract or project for which the services, equipment or materials were needed.

Our results of operations depend on the award of new contracts and the timing of the performance of these contracts.

A substantial portion of our revenues is directly or indirectly derived from governmental contracts or projects. It is generally very difficult to predict whether and when we will receive such awards as these contracts frequently involve a lengthy and complex bidding and selection process which is affected by a number of factors, such as market conditions, financing arrangements, governmental approvals and environmental matters. Because a significant portion of our revenues is generated from such contracts or projects, our results of operations and cash flows can fluctuate from quarter to quarter depending on the timing of our contract awards. In addition, many of these contracts or projects are subject to financing contingencies and, as a result, we are subject to the risk that the customer will not be able to secure the necessary financing for the project.

In certain circumstances, customers may require us to provide credit enhancements, including letters of credit. These credit enhancements protect the customer should we fail to perform our obligations under the contract. If a bond is required for a particular project and we are unable to obtain an appropriate bond, we cannot pursue that project. We have a credit facility but, as is typically the case, the issuance of bonds under that facility is at the surety's sole discretion. There can be no assurance that our credit facility will continue to be available to us on reasonable terms. Our inability to obtain an adequate credit facility and, as a result, to bid on new work could have a material adverse effect on our future revenues and business prospects.

In addition, timing of the revenues, earnings and cash flows from our contracts and projects can be affected by a number of factors beyond our control, including unavoidable delays from weather conditions, unavailability of material and equipment from vendors, changes in the scope of services requested by customers or labor disruptions.

The limitation or the expiration of the Price-Anderson Act's indemnification authority could adversely affect our business.

The Price-Anderson Act, or PAA, comprehensively regulates the manufacture, use and storage of radioactive materials, while promoting the nuclear power industry by offering broad indemnification to nuclear power plant operators and DOE contractors. Because we provide services for the DOE relating to the nuclear power industry in the on-going maintenance and modification of its nuclear power plants, we are entitled to the indemnification protections under the PAA. Although the PAA's indemnification provisions are broad, it does not apply to all liabilities that we might incur while performing services related to nuclear engineering management as a contractor for the DOE and the nuclear power industry. In addition, the PAA's ability to indemnify us with respect to any new facilities expired on August 1, 2002, but was reauthorized and extended through December 31, 2004. Because nuclear power remains controversial, there can be no assurance that the PAA's indemnification authority will be reauthorized and extended when that authority expires again at the end of calendar year 2004. If the PAA's indemnification authority is not extended, our business could be adversely affected by either a refusal of operations of new facilities to retain us or our inability to obtain commercially adequate insurance and indemnification.

Environmental factors and changes in laws and regulations could increase our costs and liabilities and affect the demand for our services.

In addition to the environmental risks described above relating to our environmental waste management business, our operations are subject to environmental laws and regulations, including those concerning:

- emissions into the air;
- discharges into waterways;
- generation, storage, handling, treatment and disposal of hazardous materials and wastes; and
- health and safety.

Our contracts or projects often involve highly regulated materials, including hazardous and nuclear materials and wastes. Environmental laws and regulations generally impose limitations and standards for regulated materials and require us to obtain a permit and comply with various other requirements. The improper characterization, handling, or disposal of regulated materials or any other failure to comply with federal, state and local environmental laws and regulations or associated environmental permits may result in the assessment of administrative, civil, and criminal penalties, the imposition of investigatory or remedial obligations, or the issuance of injunctions that could restrict or prevent our ability to perform.

The environmental health and safety laws and regulations to which we are subject are constantly changing, and it is impossible to predict the effect of any future changes to these laws and regulations on us. We do not yet know the full extent, if any, of environmental liabilities associated with many of our contracts or projects. We cannot assure that our operations will continue to comply with future laws and regulations will not significantly adversely affect us.

The level of enforcement of these laws and regulations also affects the demand for many of our services. Proposed changes in regulations and the perception that enforcement of current environmental laws has been reduced has decreased the demand for some services, as customers have anticipated and adjusted to the potential changes. Future changes could result in increased or decreased demand for some of our services. The ultimate impact of the proposed changes will depend upon a number of factors, including the overall strength of the economy and customers' views on the cost-effectiveness of remedies available under the changed regulations. If proposed or enacted changes materially reduce demand for our environmental services, our results of operations could be adversely affected.

Our dependence on one or a few customers could adversely affect us.

One or a few customers have in the past and may in the future contribute a substantial portion of our revenues in any one year or over a period of several consecutive years. Similarly, our backlog frequently reflects multiple contracts or projects for certain customers; therefore, one major customer may comprise a significant percentage of backlog at a point in time. We have two contracts representing over 85% of our backlog at December 31, 2004. U.S. Government agencies entities accounted for essentially all of our backlog at December 31, 2004.

Because these significant customers generally contract with us for specific projects, we may lose these customers from year to year as their projects with us are completed. If we do not replace them with other customers or other projects, our business could be materially adversely affected.

Additionally, we have long-standing relationships with certain significant customers, including customers with which we have alliance agreements that have preferred pricing arrangements. However, our contracts with these customers are on a project by project basis, and they may unilaterally reduce or discontinue their purchases at any time. The loss of business from any one of such customers could have a material adverse effect on our business or results of operations.

If we experience delays and/or defaults in customer payments, we could be unable to recover all expenditures.

Due to the nature of certain of our contracts, at times we commit resources to projects prior to receiving payments from the customer in amounts sufficient to cover expenditures on the projects as they are incurred. Delays in customer payments may require us to make a working capital investment. If a customer defaults in making its payments on a project in which we have devoted significant resources, it could have a material negative effect on our results of operations.

Our contracts or projects expose us to potential professional liability, product liability, warranty and other claims.

We perform services in large governmental/industrial facilities in which accidents or system failures can be disastrous. Any catastrophic occurrences in excess of insurance limits at locations engineered or constructed by us or where our services are performed could result in significant professional liability, product liability, warranty and other claims against us.

Further, the engineering and construction projects we perform expose us to additional risks including cost overruns, equipment failures, personal injuries, property damage, shortages of materials and labor, work stoppages, labor disputes, weather problems and unforeseen engineering, architectural, environmental and geological problems. In addition, once our service work is completed, we may face claims with respect to the performance of our services.

We face substantial competition.

We compete with a diverse array of small and large organizations, including national and regional environmental management firms, national, regional and local engineering and construction firms, environmental management divisions or subsidiaries of international engineering, construction and systems companies, and waste generators that have developed in-house capabilities. Increased competition in this business, combined with changes in customer procurement procedures, has resulted in changes in the industry, including among other things, lower contract margins, more fixed-price or unit-price contracts and contract terms that may increasingly require us to indemnify our customers against damages or injuries to third parties and property and environmental fines and penalties. We believe, therefore, these market conditions may require us to accept more contractual and performance risk than we have historically for our nuclear engineering and construction crafts labor and materials services.

The entry of large systems contractors and international engineering and construction firms into the markets has increased competition for major federal government contracts and programs, which have been a primary source of revenue. There can be no assurance that we will be able to compete successfully given the intense competition and trends in our industry. Our competitors include well-established, well-financed concerns, both privately and publicly held, including many major engineering and construction companies, and waste management companies and the markets that we serve require substantial resources and particularly highly skilled and experienced technical personnel.

Adverse events could negatively affect our liquidity position.

Our operations could require us to utilize large sums of working capital, sometimes on short notice and sometimes without the ability to recover the expenditures. Circumstances or events which could create large cash outflows include losses resulting from environmental liabilities, litigation risks, unexpected costs or losses resulting from contract initiation or completion delays, political conditions, customer payment problems, professional and product liability claims, among others. We cannot provide assurance that we will have sufficient liquidity or the credit capacity to meet all of our cash needs if we encounter significant working capital requirements as a result of these or other factors.

Insufficient liquidity could have important consequences to us. For example, we could:

- have less operating flexibility due to restrictions which could be imposed by our creditors, including restrictions on incurring additional debt, creating liens on our properties;
- have less success in obtaining new work if our lenders were to limit our ability to provide new letters of credit for our contracts or projects;
- be required to dedicate a substantial portion of cash flows from operations to the repayment of debt and the interest associated with that debt;
- incur increased lending fees, costs and interest rates; and
- experience difficulty in financing continuing and/or future operations.

All or any of these matters could place us at a competitive disadvantage compared with competitors with more liquidity and could have a negative impact upon our financial condition and results of operations.

Our failure to attract and retain qualified personnel, including key officers, could have an adverse effect on us.

Our ability to attract and retain qualified engineers, and other professional personnel in accordance with our needs, either through direct hiring or employing such professionals, will be an important factor in determining our future success. The market for these professionals is competitive, and there can be no assurance that we will be successful in our efforts to attract and retain needed professionals. In addition, our ability to be successful depends in part on our ability to attract and retain skilled laborers in our businesses. Demand for these workers can at times be high and the supply extremely limited.

Our success is also highly dependent upon the continued services of our key officer, Reginald Hall. The loss of any of our key officers could adversely affect us.

Market prices of our equity securities have changed significantly and could change further.

The market prices of our common stock may change significantly in response to various factors and events beyond our control, including the following:

- the other risk factors described in this Form 8-K/A, including the trading suspension in our common stock
- changing demand for our services and ability to develop and generate revenues for our new ALARM units;
- a shortfall in operating revenue or net income from that estimated by us;
- general conditions in our industry;
- general conditions in the securities markets;
- issuance of a significant number of shares, whether for compensation under employee stock options, conversion of debt, potential acquisitions or otherwise.

We may experience adverse impacts on our results of operations as a result of adopting new accounting standards or interpretations.

Our implementation of and compliance with changes in accounting rules, including new accounting rules and interpretations, could adversely affect our operating results or cause unanticipated fluctuations in our operating results in future periods.

For example we will be required by the Sarbanes-Oxley Act of 2002 to begin filing an annual report on the effectiveness of our internal controls. Although we believe our internal controls are operating effectively, and we have committed internal resources to ensure compliance, we cannot guarantee that we will not have any material weaknesses as reported by our auditors and such determination could materially adversely affect our business.

Terrorists' actions have and could continue to negatively impact the U.S. economy and the markets in which we operate.

Terrorist attacks, like those that occurred on September 11, 2001, have contributed to economic instability in the United States, and further acts of terrorism, violence or war could affect the markets in which we operate, our business and our expectations. While we believe that the present environment for security devices such as our ALARM unit may be enhanced by such instability, there can be no assurance that we will be successful in completing development and generating significant revenues, if any, from the ALARM units. In addition, there can be no assurance that armed hostilities will not increase or that terrorist attacks, or responses from the United States, will not lead to further acts of terrorism and civil disturbances in the United States or elsewhere, which may further contribute to economic instability in the United States. These attacks or armed conflicts may directly impact the physical facilities of our customers and could impact our revenues, our supply chain, our ability to deliver our products and services to our customers. Political and economic instability in some regions of the world may also result and could negatively impact our business.

Description of Properties

The Registrant's corporate office is located at 702 South Illinois Avenue, Suite 203, Oak Ridge, TN 37830. These facilities consist of approximately 6,250 square feet of office space and are leased from an unaffiliated third party. The lease expires on September 30, 2005 at a monthly rent of $4,688. We also have leased office space in Paducah, KY consisting of approximately 350 square feet. This office space is leased from an affiliated parties on a month to month basis at a monthly rent of $350. The Registrant believes that the office facilities are sufficient for the foreseeable future. We consider our current facilities to be in good operating condition and adequate for its present use.

Legal Proceedings

On December 1, 2004 we were notified by the staff of the Securities and Exchange Commission (SEC) that the staff is conducting a formal investigation relating of the Company and the accuracy of public disclosure regarding accuracy of the Company's public announcements and press releases, specifically related to its distribution agreement with China Global Distribution Corp. See disclosure under the subheading "Material Contracts" above. As a result of this investigation, the SEC suspended trading in our common stock on December 15, 2004 through December 29, 2004. We cannot provide any guarantees as to the outcome of the SEC investigation.

In June 2003, we received a subpoena to produce records and testimony to the U.S. District Court for the Eastern District of Tennessee regarding costs and pricing under contracts with the Federal Government. We have complied with all requests for information and are cooperating with the investigators to bring the matter to resolution. We believe the assertions are without merit and expect no material adverse financial impact.

Management's Discussion and Results of Operations and Financial Conditions

The following discussion should be read in conjunction with our financial statements and the related notes appearing elsewhere in this report.  The following discussion contains forward-looking statements reflecting our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this report, particularly in the section entitled "Risk Factors" beginning on page 7 of this report.

Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Results of Operations

We incurred a net loss of $189,832 during the year ended December 31, 2003 compared with net income of $367,326 during the year ended December 31, 2002.

Revenues

Gross revenues for the year ended December 31, 2003 increased to $17,611,739 from $12,699,216 during the year ended December 31, 2002. The increase in revenue was principally a result of the addition of a new contract to perform construction related services, on a time and materials basis, for the Department of Energy, Spallation Neutron Project.

Direct costs of operations for the year ended December 31, 2003 amounted to $14,834,906 or 84.2% of revenues as compared to $10,538,406 or 82.9% for the prior year. The increase in dollar and percentage terms is primarily related to the new contract.

General and administrative expenses

In 2003, general and administrative expenses totaled $3,380,855 or 19.2% of revenues compared to $2,257,561 or 17.8% of revenues. The increase in expenditures primarily relates to additional administrative costs associated with new contracts.

Liquidity and Capital Resources

Cash used in operating activities for the 12-months ended December 31, 2003 was $824,310 compared to $602,683 used for 2002. Cash flows from investing activities used cash of $43,089 during the year ended December 31, 2003 while those activities provided $30,765 during the prior year. Financing activities provided $1,138,897 during 2003 as compared to $607,922 provided during 2002.

During 2004 the Company raised approximately $5,000,000 in gross proceeds through a private placement of its securities, at a price of $2.00 per unit, consisting of one share of common stock and one warrant to purchase an additional share at $4.00. The net proceeds after placement agents fees and commissions of 10% have been principally used to eliminate the debt related to the line of credit facility and for development of the new technology. Our ability to raise additional financing has been adversely affected by the recent SEC investigation and trading suspension in our shares.

Prospects to increase our services operations are impaired by the expiration of the 8(a) designation, which afforded preferential consideration in the awarding of new contracts by Government entities. That designation expired in June 2004, which has limited certain contracts that we can pursue. Therefore, management plans to aggressively market our services based on our reputation and relationships developed over our ten year history. The market for these services is competitive and many competitors possess significantly greater resources than ours.

Management considers the development of new technologies as the appropriate focus of our future growth plans. The Company obtained the worldwide exclusive license to develop and market certain patent-applied-for technologies developed by the University of Alabama at Huntsville. Subsequently the Company entered into a joint research and development project with Georgia Tech. University to further the development of certain sensor technologies, which had been under development at Georgia Tech. The resultant ALARM product, joining the University of Alabama technologies with those from the Georgia Tech project, is a rugged hand-held device providing Global Positioning (GPS), mapping, real-time communication and detection capability. Detection of radiological, biological and chemical hazardous materials has application in military, homeland defense, environmental and industrial settings which management believes, presents excellent opportunity for future growth of the Company.

Management intends to have the devices manufactured to its specifications by a contract electronics manufacturer rather than developing the capacity to manufacture the products internally. Several iterations of prototype build have been completed and the radiation detection capable units are ready to be marketed. The chemical and biological capable ALARM units, incorporating the miniaturized detection technologies, should be ready for extensive field testing in the near future. To date, the Registrant has not generated any revenues from the ALARM units.

Security Ownership of Certain Beneficial Owners and Management

The table below discloses management's security ownership and any person (including any "group") who is known to the Registrant to be the beneficial owner of more than five (5%) percent of the Registrant's voting securities. As of December 31, 2004, the Registrant had 151,520,865 shares of common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class(6)
Common Stock	Reginald Hall (1) 702 South Illinois Avenue, Suite B 203, Oak Ridge, TN 37830	28,041,670 shares	18.51%
Common Stock	John W. Stump, III (2) 702 South Illinois Avenue, Suite B 203, Oak Ridge, TN 37830	0 shares	0.00%
Common Stock	Everett Bassie (3) 702 South Illinois Avenue, Suite B 203, Oak Ridge, TN 37830	7,451,665 shares	4.92%
Common Stock	Joe Armstrong (4) 702 South Illinois Avenue, Suite B 203, Oak Ridge, TN 37830	1,600,000 shares	1.06%
Common Stock	Roland Edison (5) 702 South Illinois Avenue, Suite B 203, Oak Ridge, TN 37830	1,600,000 shares	1.06%
Common Stock	Ed Lapsa 702 South Illinois Avenue, Suite B 203, Oak Ridge, TN 37830	15,000,000 shares	9.90%
Common Stock	David Reeder 702 South Illinois Avenue, Suite B 203, Oak Ridge, TN 37830	10,000,000 shares	6.60%
Common Stock	Secure Releases 619 Whitewing, Houston, TX 77079	7,916,665 shares	5.23%
Common Stock	William Watkins 8100 East Camelback Road, Scottsdale, AZ 85251	9,482,500 shares	6.26%
Common Stock	All Executive Officers and Directors as a Group (5 People)	38,693,335 shares	26.06%
(1) Mr. Hall is the CEO, President and Chairman of the Registrant. The number of shares does not include shares held by family members.
(2) John W. Stump, III is the Vice President and CFO of the Registrant.
(3) Everett Bassie is Secretary, Treasurer and a Director of the Registrant. The number of shares does not include shares held by family members.
(4) Mr. Armstrong is a Director of the Registrant. The number of shares does not include shares held by family members.
(5) Mr. Edison is a Director of the Registrant. The number of shares does not include shares held by family members.
(6) Based upon 151,520,865 shares of common stock issued and outstanding.

Executive Officers and Directors

Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present directors and executive officers:

Name	Age	Positions and Offices Held
Reginald Hall	44	CEO, President and Chairman
John W. Stump, III	60	Vice President and CFO
Everett Bassie	53	Secretary, Treasurer and Director
Joseph Armstrong	47	Director
Roland Edison	51	Director

Directors are not elected for a fixed term of office but hold office until their successors have been elected. Our executive officers are appointed by the board of directors.

Reginald Hall - President, Chief Executive Officer, Director

Mr. Hall holds a B.S. and M.S. in chemical engineering and has over twenty years experience in management of nuclear and environmental programs and technology development. Prior to founding Advanced Integrated Management Services, Inc. in 1994, Mr. Hall was employed for over ten years at the Oak Ridge National Laboratory. Hall is responsible for strategic management and directs the Company's business development.

Roland Edison - Director

Mr. Edison directs distribution, promotion and marketing for B-Blessed Records and B-Town Productions. For RCA records he directed national mainstream radio, urban rap promotions and retail marketing.

Everett Bassie - Secretary, Treasurer, Director

Mr. Bassie is a Certified Public Accountant and practices Public Accounting in his own firm serving several public companies. He was an auditor with KPMG Peat Marwick for ten years before establishing his practice.

Joseph Armstrong - Director

Mr. Armstrong has served on the Tennessee House of Representatives since 1988. He is also CEO of API Services, LLC. specializing in industrial equipment and insurance. Mr. Armstrong serves on the Boards of TenGasCO, AMEX:TGS, Bank-East, Knoxville Community Action Commission, and Epilepsy Foundation.

John W. Stump III - Vice-President, Chief Financial Officer

Mr. Stump is a Certified Public Accountant with over twenty-five years of financial and accounting management experience. He served as a director of American International Industries, Inc., a publicly traded company, from November 2002 until December, 2004. He also served as chief financial officer of American International Industries, Inc. from August 1998 through October 2003. He served as chief executive officer of Changes International, a privately held company and as chief operating officer and chief financial officer of Nutrition Resources, Inc., a privately held company.

Executive Compensation

The following table contains the executive compensation to the Registrant's officers for the periods set forth below.

Summary Compensation Table
Long Term
		Annual Compensation			Compensation Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Reginald Hall, President, CEO and Director	2003	121,985	---	---	---	---	---

Our two other officers, Messrs. Stump and Bassie, did not receive any cash compensation. John M. Alston, former CEO of the Registrant did not receive any compensation during 2003 and 2002. During the years ended December 31, 2003 and 2002, the Registrant did not grant any stock options or stock appreciation rights to any of the officers. The Company has no employment agreement with any of its officers and directors.

Certain Relationships and Related Transactions

Except with respect to the share exchange agreement between the Registrant and AIMSI Technologies LLC dated July 27, 2004, pursuant to which 43,200,000 restricted shares were issued to Reginald Hall, and 10,000,000 restricted shares were issued to five minority members of AIMSI Technologies, LLC, having a value of $43,276, during the last two years, to the knowledge of the Company, there was no person who had or has a direct or indirect material interest in any transaction or proposed transaction to which the Company was or is a party. Transactions in this context relate to any transaction, which exceeds $60,000.

Description of Securities

The following statements relating to the capital stock set forth the material terms of the Company's securities; however, reference is made to the more detailed provisions of our Articles of Incorporation and by-laws.

Common Stock

Our Articles of Incorporation authorize the issuance of 280,000,000 shares of common stock, par value $0.001. Our holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to a business combination transaction, nor can there be any assurance that any dividends will be paid following any business combination.

Undesignated Preferred Stock

Our Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock, par value $0.001, and vest in the Company's board of directors the authority to establish series of unissued preferred shares by the designations, preferences, limitations and relative rights, including voting rights, of the preferred shares of any series so established to the same extent that such designations, preferences, limitations, and relative rights could have been fully stated in the Articles of Incorporation, and in order to establish a series, the board of directors shall adopt a resolution setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Articles of Incorporation.

The board of directors may authorize the issuance of preferred shares without further action by our shareholders and any preferred shares would have priority over the common stock with respect to dividend or liquidation rights. Any issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of the Company and may contain voting and other rights superior to common stock. As a result, the issuance of preferred shares may adversely affect the relative rights of the holders of common stock. At present, the Company has no intention to issue any preferred shares nor adopt any series, preferences or other classification of its preferred shares.

Transfer Agent

The transfer agent for the Company's shares of common stock is Mandalay Stock Transfer, 201 Wilshire Blvd. Suite 822, Santa Monica, Ca. 90401.

Market Price for the Registrant's Common Stock and Related Stockholders Matters

(a) Market Price Information

The Registrant's common stock is subject to unsolicited quotation on the pink sheets under the symbol AIMT since December 15, 2004. Prior to such date the Registrant's common stock was subject to quotation on the NASD OTCBB. On October 19, 2004, the board of directors of the Registrant authorized and approved a five for one forward split to holders of record as of November 12, 2004. The forward split became effective November 17, 2004. The Company's ticker symbol was changed to AIMT. On December 15, 2004, the SEC announced a temporary suspension, pursuant to Section 12(k) of the Exchange Act of the Registrant's common stock. Reference is made to disclosure under "Legal Proceedings" below. The following table shows the high and low bid prices for the Registrant's common stock during the last two fiscal years as reported by the National Quotation Bureau Incorporated, adjusted for a 5 for 1 forward split effective November 17, 2004 and a 200 for 1 reverse split effective June 11, 2004. Until December 15, 2004, these prices reflect inter-dealer quotations without adjustments for retail markup, markdown or commission, and do not necessarily represent actual transactions. Subsequent to December 15, 2004, the Registrant's common stock has been traded on an unsolicited basis on the pink sheets.

	High	Low
Period Ended January 25, 2005	$1.00	$0.60

Fiscal Year Ended December 31, 2004
Quarter ended December 31, 2004	$4.15	$1.64
Quarter ended September 30, 2004	4.80	1.40
Quarter ended June 30, 2004	5.20	0.40
Quarter ended March 31, 2004	12.00	2.80

Fiscal Year Ended December 31, 2003
Quarter ended December 31, 2003	$30.00	$6.80
Quarter ended September 30, 2003	70.00	14.00
Quarter ended June 30, 2003	84.00	30.40
Quarter ended March 31, 2003	76.00	36.00

(b) Approximate Number of Holders of Common Stock

On December 31, 2004, there were approximately 656 shareholders of record of our common stock.

(c) Dividends

We currently do not pay cash dividends on our common stock and have no plans to pay any cash dividends on our common stock for the foreseeable future.

(e) Equity Compensation Plans

We have no equity compensation plans.

At the time of filing of this current report on Form 8-K, there is no common stock that is subject to outstanding options or warrants to purchase common equity of the Company.

Recent Sales of Unregistered Securities

The following information is given with regard to unregistered securities sold by the Company during the past three years, including the dates and amounts of securities sold; the persons or class of persons to whom we sold the securities; the consideration received in connection with such sales and if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.

In June and July,  2004, we issued 53,200,000 restricted shares of common stock in connection with the share exchange agreements between the Registrant and the shareholders of Advanced Integrated Management Services, Inc., a privately held Tennessee corporation and AIMSI Technologies LLC, a privately held limited liability corporation. These restricted shares were issued to Reginald Hall and to the former shareholders of the limited liability corporation, pursuant to Section 4(2) of the Act.

During the quarter ended September 30, 2004, we commenced a private offering of units at an offering price of $2.00 per unit. Each unit consisted of one fully paid and non-assessable restricted share of the Company's common stock and a warrant to purchase one additional share of restricted common stock at an exercise price of $4.00 per share. The Registrant paid fees and commissions of 10% of the gross proceeds of $5,032,200 to the placement agent, an NASD member firm, NevWest Securities, located in Las Vegas, Nevada. The private placement, which was concluded in November 2004, was made pursuant to Rule 506 of Regulation D of the Act.

Date	Number of Shares	Name	Consideration
05/14/04	43,200,000	Hall, Reginald, CEO and President	In exchange for 100% or 1,000 shares of
			Advanced Integrated Management services, Inc. valued at $6,359.
06/27/04	6,500,000	Hall, Reginald, CEO and President	In exchange for 65% of AIMSI Technologies LLC valued at $28,129.
06/27/04	1,500,000	Twine, Mike	In exchange for 15% of AIMSI Technologies LLC valued at $6,491.
06/27/04	500,000	Maddux, Gary	In exchange for 5% of AIMSI Technologies LLC valued at $2,164.
06/27/04	500,000	Bevan, Thomas	In exchange for 5% of AIMSI Technologies LLC valued at $2,164.
06/27/04	1,000,000	Bankston, Greg	In exchange for 10% of AIMSI Technologies LLC valued at $4,328.
05/18/04	3,750,000	Rhonda Corporation	Conversion of $11,025 debt into equity.
05/18/04	3,375,000	Alston, Waltraud	Conversion of $9,922 debt into equity.
05/18/04	1,875,000	Alson, Glen	Conversion of $5,513 debt into equity.
05/18/04	8,666,665	Pollack, Bruce	Conversion of $25,480 debt into equity.
05/18/04	8,416,665	Fields, Winfred	Conversion of $24,745 debt into equity.
05/18/04	8,616,665	Bassie, Everett	Conversion of $25,333 debt into equity.
05/18/04	162,500	Fields, Reginald	Conversion of $478 debt into equity.
05/18/04	125,000	Broussard, Lloyd	Conversion of $368 debt into equity.
05/18/04	50,000	Wade, Ka-Ron	Conversion of $147 debt into equity.
05/18/04	60,000	Council, Tony L.	Conversion of $176 debt into equity.
05/18/04	50,000	Barham, Tim	Conversion of $147 debt into equity.
05/18/04	25,000	Garrido, Juan	Conversion of $74 debt into equity.
05/18/04	6,250	Wilson, Verdis	Conversion of $18 debt into equity.
05/18/04	250,000	Pollack, Mary	Conversion of $735 debt into equity.
05/18/04	15,000	Hixon, Alexis	Conversion of $44 debt into equity.
05/18/04	50,000	Parker, Billy	Conversion of $147 debt into equity.
05/18/04	250,000	Watkins, William	Conversion of $735 debt into equity.
05/18/04	8,500,000	Wright Family Holding, Inc.	Conversion of $24,990 debt into equity.
08/16/04	500,000	Duane Street Group, LLC	Consulting Services valued at $1,000.
08/16/04	1,000,000	Watkins, William	Consulting Services valued at $2,000.
08/16/04	1,000,000	OSF Financial Services, Inc.	Consulting Services valued at $2,000.
08/16/04	500,000	Bosco, Charles	Consulting Services valued at $1,000.
08/16/04	500,000	Bassie, Everett	Services as Director valued at $1,000.
08/16/04	1,600,000	Armstrong, Joe	Services as Director valued at $3,200.
08/16/04	1,600,000	Edison, Roland	Services as Director valued at $3,200.
08/16/04	500,000	Hall, Reginald	Services as Director valued at $1,000.
08/16/04	100,000	Robinson, David	Consulting Services valued at $400.
08/16/04	1,000,000	Luna, Marco	Consulting Services valued at $2,000.
08/16/04	500,000	Mcglaughlin	Employee compensation valued at $1,000.
08/16/04	10,000,000	Reeder, David	Employee compensation valued at $20,000.
08/16/04	15,000,000	Lapsa, Ed	Employee compensation valued at $30,000.
08/16/04	1,000,000	Alugas, Euricka	Employee compensation valued at $2,000.
06/30/04	1,229,925	NevWest Securities	Shares for serving as placement agent
07/15/04	5,000,000	China Global Distribution Corp.	In exchange for a $1,000,000 note.
08/04/04	500,000	Watkins, William	$1.00 in cash per Unit
10/26/04	125,000	Wicker, Troy	Consulting Services valued at $12,500.
10/26/04	25,000	Rosenbalm, Dan	Consulting Services valued at $2,500.
10/26/04	125,000	Watson, Brad	Consulting Services valued at $12,500.
08/05/04	25,000	Bumgardner, Sharon	$2.00 in cash per Unit
08/05/04	250,000	Sprunk, Wesley	$2.00 in cash per Unit
08/05/04	25,000	Stapp, Robert	$2.00 in cash per Unit
08/06/04	23,000	Barsollotti, Scott	$2.00 in cash per Unit
08/06/04	150,000	Moller, Dorothy	$2.00 in cash per Unit
08/06/04	190,000	Tire Service Eq Mfg. Co.	$2.00 in cash per Unit
08/06/04	25,000	Leiferman, Thomas Edward	$2.00 in cash per Unit
08/06/04	125,000	Connole, Robert J	$2.00 in cash per Unit
08/06/04	300,000	Tissen, George H & Ellen	$2.00 in cash per Unit
08/06/04	25,000	The Robert K Mitchell Family Trust	$2.00 in cash per Unit
08/06/04	115,000	Marrion, James E	$2.00 in cash per Unit
08/06/04	12,500	Whitehouse, DeVonna	$2.00 in cash per Unit
08/06/04	22,500	Vignoli, Stefano	$2.00 in cash per Unit
08/06/04	125,000	Barsollotti, Don or Barbara	$2.00 in cash per Unit
08/06/04	12,500	Mack, Kevin and Tonya	$2.00 in cash per Unit
08/12/04	150,000	Kitchen, W Richard and Jane	$2.00 in cash per Unit
08/11/04	125,000	Rentz, James and Elnerva	$2.00 in cash per Unit
08/11/04	25,000	Walter Gutowski Trust and Louise Gutowski Trust	$2.00 in cash per Unit
08/11/04	80,000	Anderson, William	$2.00 in cash per Unit
08/11/04	62,500	Finnegan, Richard	$2.00 in cash per Unit
08/12/04	50,000	Green Granite Ltd Partnership	$2.00 in cash per Unit
08/11/04	187,500	McCartney, John D.	$2.00 in cash per Unit
08/11/04	50,000	Tragenza, Norman A.	$2.00 in cash per Unit
08/12/04	75,000	Tragenza, Norman H.	$2.00 in cash per Unit
08/11/04	50,000	Tregenza, Suzanne C.	$2.00 in cash per Unit
08/11/04	150,000	Welty, Ann and Eric	$2.00 in cash per Unit
08/11/04	120,000	Francy G Welty Trust DTD	$2.00 in cash per Unit
08/11/04	102,500	Welty, Eric	$2.00 in cash per Unit
08/12/04	12,500	Boutin, Kathleen	$2.00 in cash per Unit
08/12/04	100,000	Carpenter, Jeffrey	$2.00 in cash per Unit
08/12/04	12,500	Towns, Wilma Fae	$2.00 in cash per Unit
08/12/04	25,000	Sforza, Henry	$2.00 in cash per Unit
08/19/04	90,000	Guess, Howard F, Sr.	$2.00 in cash per Unit
08/19/04	250,000	Nusbaum, Glenn C.	$2.00 in cash per Unit
08/19/04	62,500	Hollo, Thomas and Elizabeth JTTEN	$2.00 in cash per Unit
08/19/04	125,000	Schwan, Geoff	$2.00 in cash per Unit
08/19/04	50,000	Pena, Davis G.	$2.00 in cash per Unit
08/19/04	20,000	Walker, James D.	$2.00 in cash per Unit
08/19/04	37,500	Corcoran, Tim J. & Lisa A.	$2.00 in cash per Unit
08/19/04	150,000	Zuccarini, Paul	$2.00 in cash per Unit
08/19/04	125,000	BG Capital Inc Defined Benefit Pension Plan	$2.00 in cash per Unit
08/19/04	100,000	Bonomo, Margaret K.	$2.00 in cash per Unit
08/19/04	50,000	Zimmerman, Michael	$2.00 in cash per Unit
08/19/04	25,000	Pont, Jeffrey	$2.00 in cash per Unit
08/19/04	100,000	Schemper, Vernon C.	$2.00 in cash per Unit
08/19/04	375,000	Montgomery, Donald	$2.00 in cash per Unit
08/19/04	12,500	John T. Wholihan Jr Trust	$2.00 in cash per Unit
08/19/04	55,000	Walter, Carmel M. and Michael W.	$2.00 in cash per Unit
08/19/04	100,000	Kitchen, W Richard and Jane A.	$2.00 in cash per Unit
08/19/04	25,000	Voinovich, Charles	$2.00 in cash per Unit
08/19/04	25,000	Ricker Limited Partnership	$2.00 in cash per Unit
08/19/04	125,000	Montgomery, Don	$2.00 in cash per Unit
08/05/04	65,000	Tire Service Eq Mfg Co Profit Sharing Plan	$2.00 in cash per Unit
08/24/04	10,000	Delgarbino, Frances R.	$2.00 in cash per Unit
08/24/04	37,500	Markgraf, Kurt & Jennifer	$2.00 in cash per Unit
08/24/04	25,000	Tomasino, Kathryn	$2.00 in cash per Unit
08/24/04	50,000	Hyde, David and Grace JTWROS	$2.00 in cash per Unit
08/24/04	100,000	Chait, Alan L.	$2.00 in cash per Unit
08/24/04	50,000	MacDonald, Karen E.	$2.00 in cash per Unit
08/31/04	62,500	Zilkha, Hazi	$2.00 in cash per Unit
08/31/04	80,000	Gary K. Brown Defined Benefit Pension Plan	$2.00 in cash per Unit
08/31/04	125,000	Fleming, Damon M.	$2.00 in cash per Unit
08/31/04	50,000	Keller, Jacqueline W.	$2.00 in cash per Unit
08/31/04	115,000	Goulden, Elaine	$2.00 in cash per Unit
09/01/04	50,000	Draklich, Robert E.	$2.00 in cash per Unit
09/02/04	125,000	Richard E Derrick DMD, P.A.	$2.00 in cash per Unit
09/03/04	37,500	Boone, James A.	$2.00 in cash per Unit
09/07/04	62,500	Hollo, Thomas and Mary	$2.00 in cash per Unit
09/07/04	125,000	Mayo, Dale A.	$2.00 in cash per Unit
09/08/04	43,750	McGann, Thomas	$2.00 in cash per Unit
09/09/04	125,000	Derrick, Alan D.	$2.00 in cash per Unit
09/09/04	75,000	Hart, Graig	$2.00 in cash per Unit
09/14/04	62,500	Tissen, George H.	$2.00 in cash per Unit
09/14/04	100,000	Schmitt Family Trust UTA 12/3/03	$2.00 in cash per Unit
09/14/04	625,000	First Colony Merchant	$2.00 in cash per Unit
09/14/04	65,000	Draper, Bradley H.	$2.00 in cash per Unit
09/14/04	50,000	Kitchen, W. Richard	$2.00 in cash per Unit
09/16/04	101,250	Merrill, James	$2.00 in cash per Unit
09/20/04	37,500	Semik, Martin	$2.00 in cash per Unit
09/20/04	500,000	Associated Trust Co.,	$2.00 in cash per Unit
09/20/04	40,000	Tissen, George	$2.00 in cash per Unit
09/23/04	125,000	Sackley, Stuart	$2.00 in cash per Unit
09/23/04	62,500	Stuart Sackley and Dwight Bowen TEN	$2.00 in cash per Unit
09/23/04	125,000	Ruane, William	$2.00 in cash per Unit
09/23/04	175,000	Jacobson, Andrew	$2.00 in cash per Unit
09/23/04	100,000	Kitchen, W. Richard Jr.	$2.00 in cash per Unit
09/23/04	25,000	Spruiell, Graham	$2.00 in cash per Unit
09/28/04	55,000	Joel Stokes IRA	$2.00 in cash per Unit
09/28/04	25,000	Luis J. Rojas Chartered	$2.00 in cash per Unit
09/28/04	12,500	Boyett, Dale E.	$2.00 in cash per Unit
09/28/04	625,000	First Colony Merchant	$2.00 in cash per Unit
10/05/04	25,000	Braude, Mervyn	$2.00 in cash per Unit
10/05/04	125,000	Hawley, Robert K. and Janet JTWROS	$2.00 in cash per Unit
10/05/04	25,000	Wahlin, Katrina	$2.00 in cash per Unit
10/05/04	25,000	Chait, Alan L.	$2.00 in cash per Unit
10/05/04	125,000	Jue, Edwin M. & Edith	$2.00 in cash per Unit
10/05/04	75,000	Jue, Brian	$2.00 in cash per Unit
10/05/04	62,500	Hollo, Thomas P. & Mary Elizabeth	$2.00 in cash per Unit
10/05/04	50,000	Hostetler, Michael J.	$2.00 in cash per Unit
10/05/04	50,000	DiMartino, Glenn	$2.00 in cash per Unit
10/07/04	500,000	Professional Traders Fund, LLC	$2.00 in cash per Unit
10/07/04	125,000	Walczak, Frank B.	$2.00 in cash per Unit
10/07/04	25,000	Hostetler, Michael J.	$2.00 in cash per Unit
10/07/04	32,500	Hauser, Mark J.	$2.00 in cash per Unit
10/07/04	25,000	Goldblum, Keith	$2.00 in cash per Unit
10/07/04	25,000	Atkins, Paul	$2.00 in cash per Unit
10/25/04	125,000	Samrock, Walter P.	$2.00 in cash per Unit
10/07/04	12,500	Bonsai Financial	$2.00 in cash per Unit
10/07/04	250,000	Jacobson, Andrew	$2.00 in cash per Unit
10/07/04	100,000	Fisher, Andrew	$2.00 in cash per Unit
10/13/04	25,000	Hyde, David & Grace JTWROS	$2.00 in cash per Unit
10/13/04	75,000	Boone, James A.	$2.00 in cash per Unit
10/13/04	75,000	Kitchen, W. Richard, Jr.	$2.00 in cash per Unit
10/13/04	125,000	The Dennis Hagarty Living Trust	$2.00 in cash per Unit
10/13/04	25,000	PMM3MD, Inc.	$2.00 in cash per Unit
10/25/04	125,000	Samrock, Walter P.	$2.00 in cash per Unit
10/18/04	126,250	Boyett Family LLP	$2.00 in cash per Unit
10/18/04	15,000	Blumetti, Joe	$2.00 in cash per Unit
10/18/04	70,000	Griswold, Ronald D	$2.00 in cash per Unit
10/18/04	250,000	Wilson, Ben R.	$2.00 in cash per Unit
10/29/04	125,000	Kaufman, Thomas R	$2.00 in cash per Unit
10/29/04	75,000	Thornton, Darry D.	$2.00 in cash per Unit
10/29/04	50,000	Francy G Welty Trust DTD	$2.00 in cash per Unit
10/29/04	225,000	Lanny Dickinson Rollover IRA	$2.00 in cash per Unit
10/29/04	100,000	Welty, Eric	$2.00 in cash per Unit
11/16/04	125,000	Lanny Dickinson Rollover IRA	$2.00 in cash per Unit

The Registrant believes that the issuance of the restricted shares to the shareholders of Advanced Integrated Management Services and AIMSI Technologies LLC, and the issuance of restricted shares to the management of the Registrant, were exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. The Registrant believes that the issuance of 2,531,600 restricted shares in the unit private placement were exempt from registration based upon Rule 506 under Regulation D of the Act. The recipients in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the stock certificates issued in such transactions.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD Back to Table of Contents

On December 15, 2004, the Registrant received notice by Securities and Exchange Commission that its securities pursuant to Section 12(k) of the Exchange Act will be temporarily suspended from trading on the NASD OTCBB from 9:30 a.m. EST, December 15, 2004 through 11:59 p.m. EST, on December 29, 2004. The SEC temporarily suspended trading in the Registrant's securities because of questions raised regarding the accuracy and completeness of information about the Registrant in its press releases and in fax tout sheets concerning, among other things, the Registrant's contract with China Global Distribution Corp. for distribution of the Registrant's ALARM units.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS Back to Table of Contents

(a) Financial Statements for the Years Ended December 31, 2003 and 2002

Financial Statements are attached hereto.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit Number	Description
31.1	Certification of CEO, President pursuant to Rule 13a-14(a) or 15d-14(a) of the Exchange Act pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of CFO pursuant to Rule 13a-14(a) or 15d-14(a) of the Exchange Act pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of CEO and President pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of CFO pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this current report has been signed below by the following person on behalf of the registrant and in the capacities and on the date indicated.

/s/ REGINALD HALL
Chairman and Chief Executive Officer
    Date: January 31, 2005

/s/ John W. Stump, III
Chief Financial Officer
    Date: January 31, 2005

Financial Statements Back to Table of Contents

HOSKINS	Certified Public Accountants
AND COMPANY, P.C.	1900 Church Street, Suite 200
Nashville, TN 37203
(615) 321-7333 Office
(615) 321-0722 Fax

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Advanced Integrated Management Services, Inc.
Oak Ridge, Tennessee

We have audited the accompanying balance sheets of Advanced Integrated Management Services, Inc. as of December 31, 2003 and December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Integrated Management Services, Inc. as of December 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.

/s/ Hoskins & Company, P.C.
Hoskins & Company, P.C.

November 10, 2004

ADVANCED INTEGRATED MANAGEMENT SERVICES, INC.
Balance Sheets Back to Table of Contents
December 31, 2003 and 2002

	2003	2002
Assets
Current assets:
Cash	$318,276	$46,778
Accounts receivable, less allowance
for doubtful accounts of $75,000 in 2003 and $57,962 in 2002	2,161,972	1,567,118
Notes receivable	-	30,000
Receivables from shareholder and affiliates	116,262	70,617
Prepaid expenses and other current assets	272,670	66,749
Deferred income taxes	37,263	161,866
Total current assets	2,906,443	1,943,128

Investments	434,132	397,965
Property and equipment, net of accumulated depreciation	629,960	403,760
Other assets	183,415	134,536
Total assets	$4,153,950	$2,879,389
Liabilities and Stockholders' Equity

Current liabilities:
Bank overdraft	$405,143	$-
Accounts payable and accrued expenses	350,639	427,886
Accrued salaries and related liabilities	353,874	368,709
Income taxes payable	-	98,712
Note payable to bank	2,291,511	878,640
Current installments of long-term debt	250,514	406,905
Total current liabilities	3,651,681	2,180,852

Long-term debt, less current installments	188,684	165,593
Deferred income taxes	10,045	9,572
Total liabilities	3,850,410	2,356,017

Stockholders' equity:
Common stock, no par value. Authorized 1,000 shares:
1,000 shares issued and outstanding at December 31, 2003 and 2002,	1,000	1,000
Additional paid-in capital	5,359	5,359
Retained earnings	297,181	517,013
Total stockholders' equity	303,540	523,372
Total liabilities and stockholders' equity	$4,153,950	$2,879,389

See accompanying notes to financial statements

ADVANCED INTEGRATED MANAGEMENT SERVICES, INC.
Statements of Operations Back to Table of Contents
Years ended December 31, 2003 and 2002

	2003	2002
Revenues	$17,611,739	$12,699,216
Costs and expenses:
Direct costs	14,834,906	10,538,406
Selling, general and administrative	3,380,855	2,257,561
Total operating expenses	18,215,761	12,795,967

Operating loss	(604,022)	(96,751)

Other income (expenses):
Equity in earnings of Weskem	267,017	201,963
Interest income	7,575	1,538
Gains (loss) on sale of assets	(73,908)	56,958
Other income	294,505	6,788
Total other income	495,189	267,247

Net income (loss) from operations before income tax	(108,833)	170,496

Provision for income tax expenses (benefit):
Current	(44,077)	98,400
Deferred	125,076	(295,230)
Total provision for income tax expense (benefit)	80,999	(196,830)

Net income (loss)	$(189,832)	$367,326

See accompanying notes to financial statements

ADVANCED INTEGRATED MANAGEMENT SERVICES, INC.
Statements of Stockholders' Equity Back to Table of Contents
Years ended December 31, 2003 and 2002

	Common		Additional		Total
		Stock	Paid-In	Retained	Stockholders'
	Shares	Amount	Capital	earnings	Equity
Balance at December 31, 2001	1,000	$1,000	$5,359	$149,687	$156,046
Net income				367,326	367,326
Balance at December 31, 2002	1,000	1,000	5,359	517,013	523,372
Shareholder distribution				(30,000)	(30,000)
Net loss				(189,832)	(189,832)
Balance at December 31, 2003	1,000	$1,000	$5,359	$297,181	$303,540

See accompanying notes to financial statements

ADVANCED INTEGRATED MANAGEMENT SERVICES, INC.
Statements of Cash Flows Back to Table of Contents
Years ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities:
Net income (loss)	$(189,832)	$367,326
Adjustments to reconcile net income (loss)
to net cash used in operating activities:
Depreciation	96,213	97,438
Equity earnings on investment in Weskem	(267,017)	(201,963)
(Increase) decrease of operating assets:
Accounts receivable	(594,854)	77,513
Prepaid expenses and other current assets	(205,921)	17,108
Deferred income taxes	124,603	(161,866)
Other assets	1,968	6,188
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	323,604	(771,799)
Income taxes payable	(98,239)	(119,776)
Accrued salaries and related liabilities	(14,835)	87,148
Net cash used in operating activities	(824,310)	(602,683)

Cash flows from investing activities:
Capital expenditures for property and equipment	(211,739)	(19,217)
Principal payments (disbursements) on long-term notes receivable	30,000	(30,000)
Proceeds of investment in Weskam	230,850	209,000
Accounts receivable from related parties	(92,200)	(129,018)
Net cash provided by (used in) investing activities	(43,089)	30,765

Cash flows from financing activities:
Proceeds from notes and line of credit	9,257,495	706,527
Principal payments on on notes and line of credit	(8,088,598)	(98,605)
Shareholder distributions	(30,000)	-
Net cash provided by financing activities	1,138,897	607,922

Net decrease in cash	271,498	36,004

Cash at beginning of year	46,778	10,774
Cash at end of year	$318,276	$46,778

Supplemental schedule of cash flow information:
Interest paid	$177,369	$79,568
Taxes paid	99,304	92,969

See accompanying notes to financial statements

ADVANCED INTEGRATED MANAGEMENT SERVICES, INC.
Notes to Financial Statements Back to Table of Contents

December  31, 2003 and 2002

(1) Summary of Significant Accounting Policies

Organization, Ownership and Business

The Company's business consists primarily of engineering, scientific, and technical services in nuclear and environmental service; information technology management; and production and marketing in the entertainment industry. The Company operates in several states with its corporate offices located in Oak Ridge, Tennessee.

The Company is certified under the U.S Small Business Administration 8(a) program for Small Disadvantage Businesses. In addition to its primary businesses, the Company also has performed residential and commercial construction, as well as music and video production and limousine services.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investment instruments purchased with original maturities of three months or less to be cash equivalents.

Revenue Recognition

The Company provides services to customers primarily on a time and material basis. The accompanying financial statements are presented on the accrual basis of accounting.

Contract costs include all direct job costs and those indirect costs related to contract performance, such as indirect labor, supplies, insurance, equipment repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contract are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Property, Equipment and Depreciation

Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (5-20 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

Advertising Costs

The cost of advertising is expensed as incurred.

Management's Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Concentration of Credit Risk

The Company maintains its cash with two major domestic banks in amounts, which exceed the insured limit of $100,000 from time to time. The terms of these deposits are on demand to minimize risk. The Company has not incurred losses related to these deposits. Total cash deposited in these two financial institutions were $252,854 at December 31, 2003. In addition, the Company is substantially reliant upon a few large customers. During the year 2003 over 80% of revenues were derived from less than five customer.

Fair Value of Financial Instruments

The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The interest rates payable by the Company on its notes payable approximate market rates. The Company believes that the fair value of its financial instruments comprising accounts receivable, notes receivable, accounts payable, and notes payable approximate their carrying amounts.

New Standards Implemented

In January 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosures." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. The transitional guidance and annual disclosure provisions of this Statement were effective for the December 31, 2002 financial statements.

SFAS 149  In April 2003, the FASB issued SFAS 149, Amendments of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. In general, this Statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS  did not have an impact on the Company's financial condition or results of operations.

SFAS 150  In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement is effective for financial instruments entered into or modified after May 31, 2003 and for pre-existing instruments as of the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial condition or results of operations.

FASB Interpretation No. 45  In November 2002, the FASB issued interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, including indirect Guarantees of Indebtedness of Others (FIN 45). Beginning with transactions entered into after December 31, 2002, FIN 45 requires certain guarantees to be recorded at fair value, which is different from prior accounting practices, which was generally to record a liability only when a loss was probable and reasonably estimable, as defined in SFAS 5, Accounting for Contingencies. In general, FIN 45 applies to contracts or indemnification agreements that contingently require the Company to make payments to a guaranteed third-party based on changes in an underlying asset, liability, or an equity security of the guaranteed party. In accordance with FIN 45 the Company will record guarantees entered into after December 31, 2002, as a liability, at fair value.

(2) Investments

Investments consist of the followings at December 31, 2003 and 2002:

	December 31
	2003	2002
Weskem, LLC	$428,489	$392,322
Intrepid Energy Service	5,643	5,643
Total	$434,132	$397,965

The Company holds a minority interest in WESKEM, LLC. WESKEM, LLC was formed to manage legacy waste at Department of Energy facilities in Oak Ridge, Tennessee and Paducah, Kentucky. The investment is carried on the equity basis and the Company's share of results of operations is included in equity earnings from investments.

All other investments represent minority interests, and are carried at cost.

(3) Property and Equipment

Major classes of property and equipment together with their estimated useful lives, consisted of the following:

		December 31
	Years	2003	2002
Real estate	7-27.5	$249,530	$248,998
Building	7-27.5	110,000	-
Furniture and equipment	3-7	351,831	285,717
Vehicles	5	305,251	270,158
		1,016,612	804,873
Less accumulated depreciation		(386,652)	(401,113)
Net property and equipment		$629,960	$403,760

(4) Note Payable to Bank

As of March 3, 2003, The Company had available a revolving line-of-credit to be capped at the lesser of $3,000,000 or 80% of the borrowing base which is made up of certain qualified accounts receivable. Advances on the line-of-credit are payable on demand and accrue interest at the adjusted prime rate. The agreement is collateralized by most of the Company's tangible and intangible rights and assets. Monthly interest payments are required and the agreement matures on November 30, 2004. The balance of the line of credit as of December 31, 2003 was $2,291,511. The Company was not in compliance with its debt covenants as of December 31, 2003.

(5) Long-term Debt

Long-term debt consisted of the following:

	December 31
	2003	2002
Note payable to a bank in monthly installments of $1,721, including interest at 9.25%, secured by property	$151,127	$157,291

Note payable to a premium finance company in monthly installments of $11,444, including interest at 8.56%	56,057	-

Note payable to a bank in monthly installments of $1,768, including interest at 7%, secured by vehicle	44,057	-

Note payable to premium finance company in monthly installments of $6,569, including interest at 11.18%	25,679	-

Note payable to a credit corporation in monthly installments of $537, including interest at 2.9%, secured by vehicle	24,742	-

Note payable to a bank in monthly installments of $1,280, including interest at 11%, secured by vehicle	14,466	27,414

Note payable to a bank in monthly installments of $6,667, plus interest at 7.75%	-	379,999

Note payable to a premium finance company in monthly installments of $2,696, including interest at 9.25%	-	7,794

Other notes with various terms	123,070	-
Total long-term debt	439,198	572,498
Less current installments	(250,514)	(406,905)
Total long-term debt, less current installments	$188,684	$165,593

Principal repayment provisions of long-term debt are as follows at December 31, 2003:

2004	$250,514
2005	33,470
2006	19,545
2007	15,465
2008	10,698
Thereafter	109,506
Total	$439,198

(6) Income Taxes

A reconciliation of income taxes at the federal statutory rate to amounts provided for the years ended December 31, are as follows:

	December 31
	2003	2002
Current:
Federal	$(37,003)	$83,047
State	(7,074)	15,353
	(44,077)	98,400

Deferred:	105,064	(269.377)
Federal	20,012	(25,853)
State	125,076	(295,230)
	$80,999	$(196,830)

A tax refund receivable of $124,167 is included on the balance sheet as of December 31, 2003 under other current assets. This balance consists of previous tax payments made to the Internal Revenue Service based on an estimated tax liability.

Deferred income taxes on the balance sheet include deferred tax assets (no valuation allowance considered necessary) and deferred tax liabilities as follows:

	December 31
	2003	2002
Deferred tax assets (current):
Prepaid insurance	$(54,650)	$(20,777)
Accrued vacation	63,195	76,875
Allowance for uncollectible accounts	28,718	22,194
Net over billings on contracts	-	77,697
Other	-	5,879
	37,263	161,868

Deferred tax liability (non-current):
Accumulated depreciation	$10,045	$9,572

(7) 401(k) Plan

The company sponsors a 401(k) plan, which covers employees not covered by Union who are at least age 21 and who have completed a specified period of service. The Company matches 50% of employee contributions up to a maximum matching equal to 3% of the employee's earnings. The expense for the year ended December 31, 2003 and 2002 were $108,301 and $123,674, respectively.

(8) Operating Leases

The Company leases facilities under operating leases. Rental expenses related to the operating leases for the year ended December 31, 2003 and 2002 totaled $133,817and $134,270, respectively.

(9) Commitments and Contingencies

The Company has guaranteed $475,000 of WESKEM, LLC's line of credit at a local bank. The line of credit is collateralized by WESKEM's accounts receivable and is capped at 80% of WESKEM's accounts receivable less than 90 days outstanding. WESKEM re-negotiated the line of credit in March 2004 and the guarantors were released.

The Company received a subpoena in June 2003 to produce records and testimony to the U.S District Court for the Eastern District of Tennessee regarding its costs and pricing under contracts with the Federal Government. The Company has complied with all requests for information and is cooperating with the investigators to bring the matter to resolution. The Company believed that the investigation was prompted by a complaint from a former employee. The Company believes the assertions are without merit and expects no material adverse financial impact, although there is no assurance that such will be the outcome.

Various legal actions are pending or may be asserted in the future against the Company, including those arising out of normal day-to-day operations, contract claims and other disputes.

(10) Subsequent Event

In a business combination made in May 2004, Advanced Integrated Management Services, Inc. merged with Carmina Technologies, Inc., a public shell company. Carmina Technologies, Inc. acquired all of the outstanding capital stock of AIMSI by issuing 8,640,000 shares of its restricted common stock. For accounting purposes, however, the acquisition has been treated as the recapitalization of AIMSI with AIMSI deemed the acquirer of Carmina Technologies, Inc. in a reverse merger. At the conclusion of the merger, AIMSI stockholders held 80% of the combined company. As a reverse merger, the historical operating results prior to the acquisition are those of AIMSI and only the operations of Carmina subsequent to the merger Carmina changed its name to Advanced Integrated Management Services, Inc. Carmina Technologies, Inc. had no assets, $130,000 of liabilities as of the day the agreement was closed (June 29, 2004).

On June 27, 2004, in a related transaction, the Company entered into an agreement to acquire 100% of the issued and outstanding ownership interests in AIMSI Technologies, LLC, a privately held Tennessee limited liability company.

To fund future operations for AIMSI and AIMSI technologies, the Company is in the process of raising working capital through a private placement. As of this date, the Company has raised approximately $5,000,000.